EXHIBIT 10.1

                          AMENDMENT TO CREDIT AGREEMENT
                          -----------------------------

     This Amendment to Credit Agreement (this "Amendment") dated as of October 01, 2001 is entered into by and between CRL Systems, Inc., a Nevada corporation ("Borrower") and Harman Acquisition Corp. (f/k/a Orban, Inc.), a Delaware corporation ("Lender").

                                    RECITALS

    A. The parties hereto entered into a Credit Agreement dated May 31, 2000 (the "Original Credit Agreement").

    B. Pursuant to Section 2.1 of the Original Credit Agreement, Borrower agreed to pay $250,000 of the principal amount of the Tranche A Note to Lender on each of March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002 (the "Quarterly Payments").

    C. Pursuant to Section 2.2 of the Original Credit Agreement, Borrower agreed to pay the full principal amount of the Tranche B Note to Lender on September 30, 2000 (the "Tranche B Maturity Date").

    D. The parties hereto amended the Original Credit Agreement by entering into the First Extension Agreement, dated September 29, 2000 (the "First Extension Agreement"), the Second Extension Agreement, dated November 28, 2000, the Third Extension Agreement, dated January 18, 2001, the Fourth Extension Agreement, dated February 22, 2001, the Tranche A Extension Agreement, dated March 30, 2001, and the Tranche A Note and Tranche B Note Extension Agreement, dated April 16, 2001 (the "Extension Agreements"). The Original Credit Agreement as amended, by the Extension Agreements is herein referred to as the "Credit Agreement".

    E. The Extension Agreements, among other things, (i) deferred the payments of the Quarterly Payments until April 30, 2002, (ii) extended the Tranche B Maturity Date to April 30, 2002, (iii) increased the interest rate on the Tranche A Note and the Tranche B Note to 12% per annum and (iv) provided that Borrower shall pay $250,000 to Lender on September 30, 2001 in satisfaction of the September 30, 2001 payment required to be paid by Borrower to Lender in accordance with Section 2.1 of the Credit Agreement (the "September 2001 Payment").

    F. Lender and Borrower desire, subject to the conditions set forth in this Amendment, to further amend the Credit Agreement and to amend and restate the Tranche A Note and the Tranche B Note in order to among other things, extend the payment date for the September 2001 Payment and make the Notes payable on Lender's demand.

    NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

                                    AGREEMENT

     1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of the following defined terms in their respective entireties and substituting the following definitions for such defined terms:

          "Tranche A Note": the Amended and Restated Tranche A Note, dated October 01, 2001, issued by Borrower in favor of Lender.

          "Tranche B Maturity Date": April 30, 2002.

          "Tranche B Note": the Amended and Restated Tranche B Note, dated October 01, 2001, issued by Borrower in favor of Lender.

     2.   Section 2.1 of the Credit Agreement is hereby amended by deleting
Section 2.1 in its entirety and substituting the following language:

          "2.1 Repayment of Tranche A Note. The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Tranche A Note on Lender's demand, or if no such demand is sooner made, on the dates and in the principal amounts set forth below (or such earlier date on which the Tranche A Note becomes due and payable pursuant to Section 8.1):

                                 Date             Amount
                                 ----             ------

                              April 30, 2002      $1,250,000
                              June 30, 2002       $  250,000
                              September 30, 2002  $  250,000
                              December 31, 2002   $  250,000
                              March 31, 2003      $3,000,000

          The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Note from time to time outstanding from the Closing Date until payment in full thereof at the rate per annum set forth in the First Extension Agreement and on demand, or if no such demand is sooner made on the dates set forth in Sections 3.3 and 3.4."

     3.   Section 2.2 of the Credit Agreement is hereby amended by deleting
Section 2.2 in its entirety and substituting the following language:

          "2.2 Repayment of Tranche B Note. The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Tranche B Note on Lender's demand, or if no such demand is sooner made, on the Tranche B Maturity Date (or such earlier date on which the Tranche B Note becomes due and payable pursuant to Section 8. 1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Note from time to time outstanding thereof at the rate per annum set forth in the First Extension Agreement and on demand, or if no such demand is sooner made, on the dates set forth in Sections 3.3 and 3.4."

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
     4.   The Credit Agreement is hereby amended by adding in its entirety a new
Section 2.3 with the following language:

          "2.3 Payment Upon Demand. Notwithstanding anything to the contrary contained in the Credit Agreement or any Loan Document and in lieu of any grace or notice provisions contained therein, upon Lender's demand for payment under the Notes, Borrower shall have 10 days to pay in full all amounts demanded by Lender and payable hereunder. The Borrower agrees that the Lender may demand payment of the Notes (or either of them) at any time, regardless of whether or not a Default or Event of Default exists."

     5. The last clause of Section 8.1 of the Credit Agreement following paragraph (1) thereof is hereby amended by deleting such clause in its entirety and substituting the following language:

          "then, and in any such event, (A) if such event is an Event of Default specified in paragraph (a) of this Section 8.1 or in clause (i) or (ii) of paragraph (f) of this Section 8.1 with respect to any Loan Party or any of its Subsidiaries, automatically the Notes (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may, by notice to the Borrower, declare all of the Notes (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Nothing contained in this Section 8.1 shall limit or impair the demand nature of the Notes."

     6. Borrower acknowledges that failure of Borrower to fulfill any of its obligations under this Agreement shall be deemed an Event of Default under the Credit Agreement.

     7. Borrower and Parent agree that the Obligations are valid and enforceable obligations of Borrower and hereby confirms, acknowledges and ratifies the existence of the Obligations and Borrower's obligations to Lender with respect thereto as set forth in the Credit Agreement, and all other obligations of Borrower and the Company to Lender under the Loan Documents.

     8.   Borrower represents and warrants to Lender as follows:

          a. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          b. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not violate, contravene or create a breach, violation or default under (i) the Borrower's charter or by-laws, (ii) any Requirement of Law or any Contractual Obligation binding on or affecting the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge, encumbrance or preferential arrangement of any nature (other than as contemplated by the Loan

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
Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          c. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Amendment.

          d. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could materially and adversely affect the financial condition or operations of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Amendment.

          e. The representations and warranties made by the Borrower in the Loan Documents and the Extension Agreements are true and correct on and as of the date of this Amendment with the same force and effect as if made on and as of the date of this Amendment.

     9. The Borrower agrees to pay or reimburse the Lender on demand for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.

     10. In consideration of (i) the modification of certain provisions of the Credit Agreement, as herein provided, and (ii) the other benefits received by Borrower hereunder and in connection herewith, each of Borrower and Parent hereby unconditionally and irrevocably RELEASES, RELINQUISHES and fully and forever DISCHARGES Lender, all respective subsidiaries and affiliates of Lender, and all of Lender's and any such subsidiary's or affiliate's respective agents, officers, directors, employees, representatives, heirs, successors and assigns (collectively, the "Released Lender Parties") from and against any and all claims, demands, remedies, liabilities, suits, damages, actions and causes of action of any and every kind or character, past or present, whether now known, suspected or claimed, and whether arising under statute, common law or in equity (collectively, the "Borrower Claims") which Borrower ever had or may have against the Released Lender Parties at any time on or prior to the date of this Agreement arising out of or in connection with this Agreement, the Credit Agreement as amended hereby and any other Loan Documents or the actual or attempted enforcement by Lender of any rights or remedies relating to any of the foregoing. Borrower covenants and agrees never to commence, prosecute or cause to be prosecuted against any of the Released Lender Parties any action or other proceeding based upon any Borrower Claims. The agreements of Borrower set forth in this Section 10 shall survive the expiration or other termination of this Agreement.

     11. The Borrower and Parent hereby irrevocably and unconditionally waive all protections that the Borrower could assert against the Lender or any of its affiliates, successors or assigns, as a result of the running of any present and future statute of limitations, laches or other limitations period, and hereby agree that all present and future statute of limitations applicable to the Loan Documents and the Notes shall be suspended until 120 days following the receipt by Lender of payment in full of the Obligations.

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
     12. THIS AMENDMENT, THE EXTENSION AGREEMENTS, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE BORROWER AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN, THE EXTENSION AGREEMENTS, THE NOTES OR THE OTHER LOAN DOCUMENTS.

     13. Except as expressly amended, modified and supplemented by this Amendment, the terms, conditions and obligations contained in the Loan Documents and the Extension Agreements remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment will not, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents or the Extension Agreements nor constitute a waiver of any provision of any of the Loan Documents or the Extension Agreements.

     14. This Amendment will be deemed to be a contract made under the Laws of the State of New York and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of New York, without regard to principles of conflict of laws.

     15. This Amendment may be executed in several counterparts each of which when so executed will be deemed to be an original and all of which will together constitute one and the same agreement. This Amendment will become effective when this Amendment is executed by each of the parties hereto.

     16. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Credit Agreement and the Extension Agreements.


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
     IN WITNESS WHEREOF, Borrower and Harman Acquisition Corp. have executed this Agreement as of the first date written above.


                              CRL SYSTEM, INC.

                              By: /s/ C. Jayson Brentlinger
                                  -------------------------
                              Name:  C. Jayson Brentlinger
                              Title: President, CEO, Chairman



                              HARMAN ACQUISITION CORP.

                              By: /s/ Frank Meredith
                                  ------------------
                              Name:  Frank Meredith
                              Title: CFO




Agreed to and accepted by

CIRCUIT RESEARCH LABS, INC.

By: /s/ C. Jayson Brentlinger
    -------------------------
Name:  C. Jayson Brentlinger
Title: President, CEO, Chairman






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